Astec Industries, Inc.
  1725 Shepherd Road  | Chattanooga, TN  37421  | Phone (423) 899-5898  | Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS FOURTH QUARTER AND 2011 RESULTS

CHATTANOOGA, Tenn. (February 21, 2012) – Astec Industries, Inc. (Nasdaq: ASTE) today reported results for its fourth quarter and year ended December 31, 2011.  Net sales for the fourth quarter of 2011 were $263.2 million compared to $190.8 million for the fourth quarter of 2010, a 38% increase.  Earnings for the fourth quarter of 2011 were $8.0 million or $0.35 per diluted share compared to the fourth quarter of 2010 earnings of $6.0 million or $0.26 per diluted share, an increase of $0.09 or 35% per diluted share.  The fourth quarter results included charges of $2.2 million related to the sale of the utility trencher product line in the Underground Group.  Excluding these charges, earnings for the fourth quarter of 2011 were $9.4 million or $0.41 per diluted share.

For the fourth quarter of 2011, domestic sales were $147.1 million or 56% of net sales compared to $119.6 million or 63% of net sales for the fourth quarter of 2010, a 23% increase.  International sales were $116.0 million in the fourth quarter of 2011 or 44% of net sales, a 63% increase over the fourth quarter of 2010 international sales of $71.2 million, or 37% of net sales.

Net sales for the year ended December 31, 2011 were $955.7 million compared to $771.3 million for the same period in 2010, an increase of 24%.  Earnings for the year ended December 31, 2011 were $39.9 million or $1.74 per diluted share compared to $32.4 million or $1.42 per diluted share for 2010, an increase of $0.32 or 22% per diluted share.    Results for the year ended December 31, 2011 included charges of $2.2 million related to the sale of the utility trencher product line in the Underground Group and an impairment charge of $2.3 million related to a company aircraft that is held for sale.  Excluding these items, earnings for the year ended December 31, 2011 were $42.7 million, or $1.86 per diluted share.

Domestic sales for 2011 were $561.4 million or 59% of net sales, an 18% increase over 2010 domestic sales of $476.9 million, or 62% of 2010 net sales.  International sales were $394.3 million or 41% of 2011 net sales, a 34% increase over 2010 international sales of $294.4 million, or 38% of 2010 net sales.

The Company’s domestic backlog at December 31, 2011 was $148.0 million compared to $111.0 million at December 31, 2010, an increase of $37.0 million or 33%.  The international backlog at December 31, 2011 was $131.6 million compared to $122.1 million at the end of 2010, an increase of 8%.    All backlog amounts for 2010 have been restated to reflect 2011 acquisitions.

Consolidated financial information for the fourth quarter and year ended December 31, 2011, additional information related to segment revenues, profits and backlogs, and a reconciliation of earnings as reported to earnings before special items are attached as addenda to this press release.

Dr. J. Don Brock, Chairman and Chief Executive Officer, commented, “We are pleased with our performance for the fourth quarter and for the year of 2011.  The numbers alone, unfortunately, do not show the great effort that our employees and managers put into making our company perform and in preparing it for future growth.  During the year, we acquired two companies, started a new joint venture company in Brazil, bought two new facilities, expanded three of our existing facilities, negotiated the sale of the utility product line, and developed a number of new products.

The magnitude of product development far exceeds the expense and effort of any prior year.  We believe that the products that were and are being developed will expand our presence in all segments of the energy, mining, and infrastructure markets."

Investor Conference Call and Web Simulcast
Astec will conduct a conference call on February 21, 2012, at 10:00 a.m. EST to review its fourth quarter and fiscal 2011 financial results as well as its near term general outlook for 2012.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.  Please reference Astec Industries.

The Company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website at:  www.astecindustries.com/conferencecalls.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, March 6, 2012, by dialing (877) 660-6853 or (201) 612-7415 for international callers; Account #:  286; Conference ID #:388830. A transcription of the conference call will be made available under the investor relations section of the Astec Industries, Inc. website within five business days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four primary business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  Additionally, the Other Group contains one subsidiary that manufactures equipment used for wood processing and recycling and one that is a company-owned dealership located in Australia.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for 2012, the effects on the Company from its backlog, the effects of our recent acquisitions, dispositions, and joint ventures, and the success of our product development activities.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, rising oil and liquid asphalt prices, rising steel prices, the affect of any future federal stimulus package, decreased funding for highway projects, the relative strength/weakness of the dollar to foreign currencies, the success of new business models and products, general business conditions in the industry, demand for the Company’s products both domestic and international, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2010 and the Company’s quarterly reports on Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2011.  The Company plans to file its Form 10-K timely by February 29, 2012.

For Additional Information Contact:
J. Don Brock
Chairman of the Board & C.E.O.
Phone:  (423) 867-4210
Fax:  (423) 867-4127
E-mail:  dbrock@astecindustries.com
or
David C. Silvious
Vice President, Chief Financial Officer and Treasurer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: dsilvious@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	Dec 31	Dec 31
	2011	2010
Assets
Current assets
Cash and cash equivalents	$57,505	$94,597
Receivables, net	102,060	80,863
Inventories	299,065	252,981
Prepaid expenses and other	26,924	19,380
Total current assets	485,554	447,821
Property and equipment, net	188,018	168,242
Other assets	43,311	33,576
Total assets	$716,883	$649,639
Liabilities and equity
Current liabilities
Accounts payable - trade	$55,170	$44,493
Other accrued liabilities	98,852	85,933
Total current liabilities	154,022	130,426
Other non-current liabilities	33,678	26,407
Total equity	529,183	492,806
Total liabilities and equity	$716,883	$649,639

Astec Industries, Inc.
Consolidated Statements of Income
(in thousands, except shares and share data)
(unaudited)

Three Months Ended	Twelve Months Ended
Dec 31	Dec 31
	2011	2010	2011	2010
Net sales	$263,160	$190,779	$955,729	$771,335
Cost of sales	207,440	146,491	736,935	592,288
Gross profit	55,720	44,288	218,794	179,047
Selling, general, administrative & engineering expenses	43,458	36,272	161,267	131,623
Income from operations	12,262	8,016	57,527	47,424
Interest expense	54	62	193	352
Other income, net of expenses	931	528	1,967	1,631
Income before income taxes	13,139	8,482	59,301	48,703
Income taxes	5,147	2,467	19,281	16,131
Net income	7,992	6,015	40,020	32,572
Net income attributable to noncontolling interest	28	48	102	142
Net income attributable to controlling interest	$7,964	$5,967	$39,918	$32,430

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.35	$0.26	$1.77	$1.44
Diluted	$0.35	$0.26	$1.74	$1.42

Weighted average common shares outstanding
Basic	22,613,285	22,553,426	22,588,721	22,517,246
Diluted	23,018,309	22,874,394	22,984,221	22,829,799

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended December 31, 2011 and 2010
(in thousands)
(unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	68,009	84,630	45,424	26,246	38,851	263,160
2010 Revenues	45,518	70,218	40,441	18,322	16,280	190,779
Change $	22,491	14,412	4,983	7,924	22,571	72,381
Change %	49.4%	20.5%	12.3%	43.2%	138.6%	37.9%

2011 Gross Profit	16,665	21,552	10,804	643	6,056	55,720
2011 Gross Profit %	24.5%	25.5%	23.8%	2.4%	15.6%	21.2%
2010 Gross Profit	9,894	17,491	11,442	1,946	3,515	44,288
2010 Gross Profit %	21.7%	24.9%	28.3%	10.6%	21.6%	23.2%
Change	6,771	4,061	(638)	(1,303)	2,541	11,432

2011 Profit (Loss)	8,889	8,379	5,666	(3,940)	(12,091)	6,903
2010 Profit (Loss)	4,262	4,347	6,571	(1,080)	(9,079)	5,021
Change $	4,627	4,032	(905)	(2,860)	(3,012)	1,882
Change %	108.6%	92.8%	(13.8%)	(264.8%)	(33.2%)	37.5%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):

	Three months ended December 31
	2011	2010	Change $
Total profit for all segments	$6,903	$5,021	$1,882
Net income attributable to non-controlling interest in subsidiary	(28)	(48)	20
Recapture of intersegment profit	1,089	994	95
Net income attributable to controlling interest	$7,964	$5,967	$1,997

Astec Industries, Inc.
Segment Revenues and Profits
For the twelve months ended December 31, 2011 and 2010
(in thousands)
(unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	260,404	333,278	187,988	84,771	89,288	955,729
2010 Revenues	226,419	256,400	166,436	60,105	61,975	771,335
Change $	33,985	76,878	21,552	24,666	27,313	184,394
Change %	15.0%	30.0%	12.9%	41.0%	44.1%	23.9%

2011 Gross Profit	61,151	83,389	49,962	8,780	15,512	218,794
2011 Gross Profit %	23.5%	25.0%	26.6%	10.4%	17.4%	22.9%
2010 Gross Profit	56,063	60,716	44,580	4,464	13,224	179,047
2010 Gross Profit %	24.8%	23.7%	26.8%	7.4%	21.3%	23.2%
Change	5,088	22,673	5,382	4,316	2,288	39,747

2011 Profit (Loss)	29,310	31,493	26,485	(7,106)	(38,216)	41,966
2010 Profit (Loss)	28,672	16,578	23,234	(8,092)	(27,138)	33,254
Change $	638	14,915	3,251	986	(11,078)	8,712
Change %	2.2%	90.0%	14.0%	12.2%	(40.8%)	26.2%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):

	Twelve months ended December 31
	2011	2010	Change $
Total profit for all segments	$41,966	$33,254	$8,712
Net income attributable to non-controlling interest in subsidiary	(102)	(142)	40
Elimination of intersegment profit	(1,946)	(682)	(1,264)
Net income attributable to controlling interest	$39,918	$32,430	$7,488

Astec Industries, Inc.
Backlog by Segment
December 31, 2011 and 2010
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Backlog	115,775	98,262	6,149	32,322	27,090	279,598
2010 Backlog	108,792	81,958	15,109	21,356	5,925	233,140
Change $	6,983	16,304	(8,960)	10,966	21,165	46,458
Change %	6.4%	19.9%	(59.3%)	51.3%	357.2%	19.9%

Astec Industries, Inc. and Subsidiaries
Reconciliation of Net Income Attributable to Controlling Interest as Reported to
Net Income Attributable to Controlling Interest before Special Items
(in thousands, except per share data)
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31	December 31
	2011	2011
Net income attributable to controlling interest as reported	$7,964	$39,918
Special items
Utility trencher product line charges, net of tax benefit of $871	1,368	1,368
Company aircraft impairment charge, net of tax benefit of $917	81	1,387
Net income attributable to controlling interest before special items	$9,413	$42,673

Net income attributable to controlling interest per diluted share as reported:	$0.35	$1.74
Special items, net of tax, per diluted share:
Utility trencher product line charges	0.06	0.06
Company aircraft impairment charge	0.00	0.06
Net income attributable to controlling interest before special items per diluted share:	$0.41	$1.86

The table above reconciles net income attributable to controlling interest and earnings per share as reported according to GAAP with their related non-GAAP measures as discussed in this release.  We believe these non-GAAP measures are helpful to investors in assessing the company's ongoing performance as well as providing comparability with commonly used financial metrics used in the investing community.